Exhibit 23.2

                       Consent of Independent Accountants

         We consent to the incorporation by reference in this Registration Statement on Form S-3 to be filed by Home Properties of New York, Inc. of our reports, (1) dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of Home Properties of New York, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995, and the period from August 4, 1994 through December 31, 1994 and the combined results of operations and cash flows of the Original Properties for the period January 1, 1994 through August 3, 1994, which report is included in the 1996 Annual Report on Form 10-K (2) dated January 22, 1997 and January 24, 1997 on our audits of Hudson Valley Properties and Valley Park South Apartments, respectively, for the year ended December 31, 1995, which reports are included in Form 8-K/A Amendment No. 1, dated January 5, 1997 and filed on February 4, 1997 (3) dated July 15, 1997 and July 22, 1997 on our audits of Royal Gardens Apartments and Lake Grove Apartments, respectively for the years ended December 31, 1996 and March 31, 1996, respectively, which reports are included in Form 8 K/A Amendment No. 1, dated June 6, 1997 and filed on August 11, 1997 (4) dated October 24, 1997 on our audit of Philadelphia Acquisition Properties for the year ended December 31, 1996, which report is included in Form 8-K/A Amendment No. 1, dated September 23, 1997 and filed on December 3, 1997 (5) dated December 18, 1997 and December 23, 1997 on our audits of 1600 East Avenue Apartments and Palumbo Properties, respectively, for the years ended December 31, 1996, 1995 and 1994 and for the year ended December 31, 1996, respectively, which reports are included in Form 8-K/A Amendment No. 1, dated June 30, 1997 and filed on December 30, 1997 and (6) dated December 23, 1997 on our audit of the Detroit Acquisition Properties for the year ended December 31, 1996, which report is included in Form 8-K/A Amendment No. 1, dated October 7, 1997 and filed on January 12, 1998. We also consent to the reference to our firm under the caption "Experts".

/s/Coopers & Lybrand L.L.P.

Rochester, New York
February 12, 1998